Exhibit 99.14

50th Floor Citibank Tower	T 852 2501 2000
Citibank Plaza, 3 Garden Road	F 852 2501 8148
Central, Hong Kong

The Board of Directors

ERA Mining Machinery Limited

9th Floor, Shun Ho Tower
24-30 Ice House Street

Central, Hong Kong

The Board of Directors

Caterpillar (Luxembourg) Investment Co. S.A.

4a, rue Henri M Schnadt
L-2530, Luxembourg
Luxembourg

Date: 30 April 2012

Dear Sirs,

Voluntary conditional offer by Citigroup Global Markets Asia Limited on behalf of Caterpillar (Luxembourg) Investment Co. S.A., an indirect wholly-owned subsidiary of Caterpillar Inc., to acquire all the issued shares in the share capital of ERA Mining Machinery Limited (the “Offer”)

We refer to the document jointly issued by ERA Mining Machinery Limited, Caterpillar Inc. and Caterpillar (Luxembourg) Investment Co., S.A. dated 30 April 2012 (the “Composite Document”) in connection with the Offer.

We hereby confirm that we have given our consent and have not withdrawn our consent to the issue of the Composite Document with the inclusion therein of our opinions and references to our name in the form and context in which they respectively appear in the Composite Document.  We hereby further consent to this letter being made available for inspection as described in the section headed “General Information of the Offeror and ERA Group — 16. Documents Available for Inspection” in Appendix VI to the Composite Document.

Yours faithfully
For and on behalf of
Citigroup Global Markets Asia Limited
Colin Banfield
Managing Director

/s/ Colin Banfield

Citigroup Global Markets Asia Limited

The Board of Directors
ERA Mining Machinery Limited
9th Floor, Shun Ho Tower
24-30 Ice House Street
Central, Hong Kong

The Board of Directors
Caterpillar (Luxembourg) Investment Co. S.A.
4a, rue Henri M Schnadt
L-2530, Luxembourg
Luxembourg

Date: 30 April 2012

Dear Sirs,

Re:  Voluntary conditional offer by Citigroup Global Markets Asia Limited on behalf of Caterpillar (Luxembourg) Investment Co. S.A., an indirect wholly-owned subsidiary of Caterpillar Inc., to acquire all the issued shares in the share capital of ERA Mining Machinery Limited (the “Offer”)

We refer to the document jointly issued by ERA Mining Machinery Limited, Caterpillar Inc. and Caterpillar (Luxembourg) Investment Co., S.A. dated 30 April 2012 (the “Composite Document”) in connection with the Offer.

We hereby confirm that we have given our consent and have not withdrawn our consent to the issue of the Composite Document with the inclusion therein of our opinions and references to our name in the form and context in which they respectively appear in the Composite Document. We hereby further consent to this letter being made available for inspection as described in the section headed “General Information on of the Offeror and ERA Group — 15. Documents Available for Inspection” in Appendix VI to the Composite Document.

Yours faithfully

For and on behalf of

Quam Capital Limited

/s/ Noelle Hung

Noelle Hung

Director

 :  (852) 3184-8600   : (852) 2111-9032

32/F., Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong Tel: (852) 3184-8600 Fax: (852) 2111-9032

www.quamcapital.com

Our ref.	:	BV/O/O/4678/12
Date	:	27 April 2012

RHL Appraisal Limited
The Board of Directors			Corporate Valuation & Advisory
ERA Mining Machinery Limited
9th Floor, Shun Ho Tower			T +852 2730 5212
24-30 Ice House Street			F +852 2738 0284
Central, Hong Kong
Room 1010, 10/F, Star Houso
Tsimshatsui, Hong Kong

The Board of Directors

Caterpillar (Luxembourg) Investment Co. S.A.

4a, rue Henri M Schnadt
L-2530, Luxembourg
Luxembourg

Date: 27 April 2012

Dear Sirs,

Re: Voluntary conditional offer by Citigroup Global Markets Asia Limited on behalf of Caterpillar (Luxembourg) Investment Co. S.A., an indirect wholly-owned subsidiary of Caterpillar Inc., to acquire all the issued shares in the share capital of ERA Mining Machinery Limited (the Offer)

We refer to the document jointly issued by ERA Mining Machinery Limited, Caterpillar Inc. and Caterpillar (Luxembourg) Investment Co., S.A. dated 30 April 2012 (the Composite Document) in connection with the Offer.

We hereby confirm that we have given our consent and have not withdrawn our consent to the issue of the Composite Document with the inclusion therein of our valuation report and references to our name in the form and context in which they respectively appear in the Composite Document.  We hereby further consent to this letter being made available for inspection as described in the section headed “General Information on of the Offeror and ERA Group — 16. Documents Available for Inspection” in Appendix VI to the Composite Document.

Yours faithfully

For and on behalf of

RHL Appraisal Limited

/s/ Andrew C. L. Chan

Andrew C. L. Chan

CFA, MBA Senior Associate Director | Member of RHL International

Your Professional • Your Solution	info@rhl-int.com | www.rhl-int.com